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CRITICAL PATH, INC.

(Name of Registrant as Specified in Its Charter)

N/A

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On June 28, 2004, Critical Path, Inc. issued the following press release:

CRITICAL PATH, INC. REMINDS SHAREHOLDERS TO VOTE ON PROPOSALS

Special Meeting Scheduled for July 2, 2004

San Francisco, Calif. – June 28, 2004, Critical Path, Inc. (NASDAQ: CPTH) today issued a reminder to its shareholders to vote on the proposals submitted for their approval at the July 2, 2004 special meeting.

The Company announced that as of Friday, June 25, 2004, approximately 90% of the common shareholders who had responded voted to approve the proposals; however, the Company had not yet received votes from a quorum of common shareholders necessary to conduct business at the special meeting scheduled for July 2, 2004. The Company intends to continue to solicit shareholders who have not yet voted to vote in favor of the proposals.

Shareholders who have not yet voted are strongly encouraged to vote immediately. Shareholders may vote by completing and returning their proxy card in accordance with the instructions included in their proxy materials, by telephone or internet in accordance with the instructions included in their proxy materials, or by attending the special meeting. Shareholders that have voted may change their vote before the special meeting by following the instructions set forth in the proxy materials. For further assistance, shareholders may also contact Georgeson Shareholder, the Company’s solicitation agent, at 800-843-1451.

About Critical Path, Inc.

Critical Path, Inc. (Nasdaq: CPTH) is a global provider of digital communications software and services, headquartered in San Francisco. More information is available at www.criticalpath.net.

Forward-Looking Statements:

This press release contains forward-looking statements by the Company. The words and expressions “look forward to,” “will,” “expect,” “plan” “believe,” “seek,” “strive for,” “anticipate,” “hope,” “estimate” and similar expressions are intended to identify the Company’s forward-looking statements. These forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from those anticipated. These risks include, but are not limited to, our evolving business strategy and the emerging and changing nature of the market for our products and services, our ability to deliver on our sales objectives, the ability of our technology and our competitors’ technologies to address customer demands, changes in economic and market conditions, unplanned system interruptions, capacity constraints, software and service design defects, any changes to the terms of the rights offering in order to comply with the rules and regulations of the Securities and Exchange Commission or The Nasdaq Stock Market and consummation of the proposed rights offering. These and other risks and uncertainties are described in more detail in the Company’s filings with the U.S. Securities and Exchange Commission (www.sec.gov) made from time to time, including Critical Path’s Annual Report on Form 10-K/A for the fiscal year ended December 31, 2003 and Current Reports on Form 8-K, as may be amended from time to time, and all subsequent filings with the Securities and Exchange Commission (www.sec.gov). The company makes no commitment to revise or update any forward-looking statements in order to reflect events or circumstances after the date any such statement is made.

Note to Editors: Critical Path and the Critical Path logo are the trademarks of Critical Path, Inc. All other trademarks are the property of their holders

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Contact Information

For Reporters and Editors: Critical Path, Inc. Michelle Weber 415.541.2575 pr@criticalpath.net www.criticalpath.net	For Investors: Critical Path, Inc. Investor Relations 415.541.2619 ir@criticalpath.net www.criticalpath.net